AMENDMENT NO. 7 TO
CREDIT AGREEMENT

This Amendment No. 7 (the “Amendment”) is entered into and effective as of September 30, 2005, by and among Coachmen Industries, Inc. (the “Borrower”), the undersigned lenders (each a “Lender” and collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as successor to Bank One, Indiana, N.A., both as one of the Lenders and as Administrative Agent (the “Agent”) on behalf of itself and the other Lenders.

RECITALS:
WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Credit Agreement dated as of June 30, 2003, as amended; and

WHEREAS, Lenders and Borrower desire to amend the Credit Agreement as provided in this Amendment to modify certain financial covenants of Borrower and further desire to make certain additional amendments to the Credit Agreement as more fully described below.

NOW, THEREFORE, in consideration of the premises herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

Section 2. Amendments. Effective on the date of the effectiveness of this Amendment pursuant to Section 4 below (the “Effective Date”), the Credit Agreement shall be amended as set forth in this Section 2.

2.1 Amendment to Schedule II. Schedule II to the Credit Agreement is amended in its entirety to read as set forth in Attachment 1 to this Amendment.

2.2 Amendment to Section 2.01. Section 2.01 “Facility LCs” is amended by adding the term “direct pay” immediately following the word “standby” in the first sentence of this section so that direct pay letters of credit shall be included within the defined term “Facility LC”.

2.3 Amendment to Section 6.18.1. Section 6.18.1 “Fixed Charge Coverage Ratio” is hereby deleted in its entirety.

2.4 Amendment to Section 6.18.2. Section 6.18.2 “Leverage Ratio” is hereby deleted in its entirety.

2.5 Amendment to Section 6.18.3. Section 6.18.3 “Minimum Net Worth” is amended in its entirety to read as follows:

6.18.3 Minimum Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than $195,000,000.00.

2.6 Amendment to Section 6.18.5. A new Section 6.18.5 is added as follows:

6.18.5 Ratio of Total Liabilities to Tangible Net Worth. The Borrower will not permit the ratio of (i) Total Liabilities to (ii) Tangible Net worth to exceed 1.00 to 1.00 as of the Effective Date of this Amendment and as of the end of each fiscal quarter thereafter.

Section 3. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Agent and each of the Lenders that the execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of its obligations under the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”), (i) are within the powers of the Borrower, (ii) have been duly authorized by proper organizational actions and proceedings, and such approvals have not been rescinded and no other actions or proceedings on the part of the Borrower are necessary to consummate such transaction, (iii) do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, or if not made, obtained or given individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (iv) do not and will not conflict with any Requirements of Law or Contractual Obligation, except such that could not reasonably be expected to have a Material Adverse Effect, or with the certificate or articles of incorporation and by-laws or the operating agreement of the Borrower or any Subsidiary, and (v) that the Amended Credit Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally).

Section 4. Effectiveness. The amendments set forth in Section 3 above shall become effective on the date when the Agent shall have received the following, all in a form satisfactory to Agent:

4.1. Amendment. Counterparts of this Amendment signed by the Borrower, and each of the Lenders.

4.2 Guaranty. A Reaffirmation of Subsidiary Guarantors and a Reaffirmation of Supplemental Subsidiary Guarantors signed by each of the Subsidiary Guarantors in favor of the Lenders.

4.3 Corporate Documents. A certificate of the Secretary or an Assistant Secretary of the Borrower as to (a) resolutions of the Board of Directors of such entity authorizing the execution and delivery of this Amendment and the other documents contemplated hereby to which such entity is a party, (b) the incumbency and signatures of the officers of such entity which are to sign the documents referenced in clause (a) above, and (c) a certificate of existence certificate issued by the Indiana Secretary of State with respect to the Borrower.

4.4 Other Documents. Such other documents as the Agent shall reasonably request.

4.5 Fees. Payment by the Borrower of a fee in the amount of $35,000.00 with respect to this Amendment.

Section 5. Miscellaneous.

5.1 Continuing Effectiveness, etc. The Credit Agreement, as amended, shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness hereof, all references in the Credit Agreement and each other Loan Document to the “Credit Agreement” or similar terms shall refer to the Credit Agreement, as previously amended and as modified hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of (i) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the other Loan Documents, or, (ii) any Default or unmatured Default under the Credit Agreement.

5.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

5.3 Expenses. The Borrower agrees to pay the reasonable costs and expenses of the Agent (including reasonable attorneys’ fees and charges) in connection with the negotiation, preparation, execution and delivery of this Amendment and the other documents contemplated hereby.

5.4 Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF INDIANA.

5.5 Successors and Assigns. This Amendment shall be binding upon the Borrower, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors and assigns, as permitted by the provisions of the Credit Agreement.

5.6 Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

IN WITNESS WHEREOF, the Borrower, the Agent and each of the Lenders have caused this Amendment to be duly executed by its officers thereunder duly authorized as of the date first written above.

[SIGNATURE PAGES FOLLOW]

COACHMEN INDUSTRIES, INC.

By:	/s/ Richard M. Lavers
Name:	Richard M. Lavers
Title:	Secretary

By:	/s/ Gary L. Near
Name:	Gary L. Near
Title:	Treasurer

JPMORGAN CHASE BANK, N.A., as successor to
BANK ONE, INDIANA, N.A., as a Lender,
as the LC Issuer and as Administrative Agent

By:	/s/ Kurt E. Meibeyer
Name:	Kurt E. Meibeyer
Title:	First Vice President

NATIONAL CITY BANK OF INDIANA,
as a Lender

By:	/s/ National City Bank of Indiana
Name:
Title:

1st SOURCE BANK,
as a Lender

By:	/s/ 1st Source Bank
Name:
Title:

Attachment 1

AMENDED SCHEDULE II

PRICING SCHEDULE

Applicable Margin / Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Eurocurrency Rate (Revolver)	2.75%	2.75%	2.75%	2.75%	2.75%
Eurocurrency Rate (Term Loan)	3.00%	3.00%	3.00%	3.00%	3.00%
ABR	.75%	.75%	.75%	.75%	.75%
Stand-by L/C Fee	2.75%	2.75%	2.75%	2.75%	2.75%
Commitment Fee	.50%	.50%	0.50%	.50%	.50%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to the Credit Agreement.

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the FD/EBITDA Ratio is less than or equal to 1.25 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the FD/EBITDA Ratio is greater than 1.25 to 1.00 but less than or equal to 1.50 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I or Level II Status but (ii) the FD/EBITDA Ratio is greater than 1.5 to 1.00 but less than 2.00 to 1.00.

“Level IV Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I, Level II, or Level III Status but (ii) the FD/EBITDA Ratio is greater than 2.00 to 1.00 but less than 3.00 to 1.00.

“Level V Status” exists at any date if the Borrower has not qualified for Level I, Level II, Level III or Level IV Status.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to the Credit Agreement, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

REAFFIRMATION OF
SUBSIDIARY GUARANTORS

The undersigned have executed and delivered to Bank One, Indiana, N.A. (and now known as JPMorgan Chase Bank, N.A.) as Administrative Agent (the “Agent”) a Subsidiary Guaranty dated as of June 30, 2003 (the “Guaranty”). The undersigned hereby acknowledge receipt of that certain Amendment No. 7 to Credit Agreement of even date herewith among Coachmen Industries, Inc. (“Borrower”) and the Agent and Lender parties thereto (the “Amendment”) which amends the Credit Agreement dated as of June 30, 2003 by and among Borrower, Agent and the Lenders from time to time parties thereto (the “Credit Agreement”), and accepts and agrees to be bound by the terms thereof, ratifies and confirms all obligations under the Guaranty, and agrees that the Guaranty shall continue in full force and effect upon the effectiveness of the Amendment.

Acknowledged and Agreed to and effective as of the 30th day of September, 2005.

ALL AMERICAN HOMES OF INDIANA, LLC
COACHMEN RECREATIONAL
VEHICLE COMPANY, LLC
GEORGIE BOY MANUFACTURING, LLC
COACHMEN RECREATIONAL
VEHICLE COMPANY OF GEORGIA, LLC
ALL AMERICAN HOMES OF IOWA, LLC
ALL AMERICAN HOMES OF KANSAS, LLC
ALL AMERICAN HOMES OF NORTH CAROLINA, LLC
ALL AMERICAN HOMES OF OHIO, LLC
MILLER BUILDING SYSTEMS, INC.
MOD-U-KRAF HOMES, LLC

By:	/s/ Richard M. Lavers
Name:	Richard M. Lavers
Title:	Secretary

By:	/s/ Gary L. Near
Name:	Gary L. Near
Title:	Treasurer

REAFFIRMATION OF
SUPPLEMENTAL SUBSIDIARY GUARANTORS

The undersigned have executed and delivered to Bank One, Indiana, N.A. (and now known as JPMorgan Chase Bank N.A.), as Administrative Agent (the “Agent”) a Subsidiary Guaranty of Supplemental Guarantors dated as of June 30, 2004 (the “Guaranty”). The undersigned hereby acknowledge receipt of that certain Amendment No. 7 to Credit Agreement of even date herewith among Coachmen Industries, Inc. (“Borrower”) and the Agent and Lender parties thereto (the “Amendment”) which amends the Credit Agreement dated as of June 30, 2003 by and among Borrower, Agent and the Lenders from time to time parties thereto, as previously amended, (the “Credit Agreement”), and accepts and agrees to be bound by the terms thereof, ratifies and confirms all obligations under the Guaranty, and agrees that the Guaranty shall continue in full force and effect upon the effectiveness of the Amendment.

Acknowledged and Agreed to and effective as of this 30th day of September, 2005.

SHASTA INDUSTRIES, LLC
VIKING RECREATIONAL VEHICLES, LLC

By:	/s/ Richard M. Lavers
Name:	Richard M. Lavers
Title:	Secretary

By:	/s/ Gary L. Near
Name:	Gary L. Near
Title:	Treasurer